Investor Contact:
Dominick Ragone
Chief Financial Officer
(646) 861-7500

For Release: November 5, 2008

Icahn Enterprises L.P. Reports Third Quarter Financial Results
Announces Quarterly Distribution and Earnings Call

New York, NY - Icahn Enterprises L.P. (NYSE: IEP) today reported net earnings of $23.3 million, or $0.32 per LP unit, for the three months ended September 30, 2008, compared to net earnings of $23.9 million, or $0.52 per LP unit, for the comparable period of fiscal 2007. Icahn Enterprises declared a quarterly distribution of $0.25 per unit on its depositary units, payable in the fourth quarter of fiscal 2008. The distribution will be paid on December 3, 2008 to depositary unitholders of record at the close of business on November 20, 2008.

For the three months ended September 30, 2008, revenues were $1,795.3 million as compared to $414.5 million in the three months ended September 30, 2007. Income from continuing operations was $24.7 million for the three months ended September 30, 2008, compared to income of $6.8 million for the comparable period of fiscal 2007. Loss from discontinued operations was $1.4 million for the three months ended September 30, 2008, compared to income of $17.2 million for the comparable period in fiscal 2007.

Conference Call Information

Icahn Enterprises L.P. will discuss its third quarter results on a conference call and Webcast on Thursday, November 6, 2008 at 10:00 a.m. EST. The Webcast can be viewed live on Icahn Enterprises L.P.’s website at www.icahnenterprises.com. It will also be archived and made available at www.icahnenterprises.com under the Investor Relations section. The toll-free dial-in number for the conference call in the United States is (800) 938-1410. The international number is (702) 696-4768. The access code for both is 71121737.

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Icahn Enterprises L.P. (NYSE: IEP), a master limited partnership, is a diversified holding company engaged in five primary business segments: Investment Management, Automotive, Metals, Real Estate and Home Fashion. For more information, please visit the company’s website at www.icahnenterprises.com.

Caution Concerning Forward-Looking Statements

This release contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, many of which are beyond our ability to control or predict. Forward-looking statements may be identified by words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “will,” or words of similar meaning and include, but are not limited to, statements about the expected future business and financial performance of Icahn Enterprises L.P. and its subsidiaries. Among these risks and uncertainties are risks related to substantial competition, rising operating costs and economic downturns; risks related to our investment management activities, including the nature of the investments made by the private funds we manage, losses in the private funds and loss of key employees; risks related to our automotive activities, including exposure to adverse conditions in the automotive industry, and risks related to operations in foreign countries; risks related to our scrap metals activities, including potential environmental exposure; risks related to our real estate activities, including the extent of any tenant bankruptcies and insolvencies, and competition for residential and investment properties; risks related to our home fashion operations, including changes in the availability and price of raw materials, and changes in transportation costs and delivery times; and other risks and uncertainties detailed from time to time in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking information, whether as a result of new information, future developments or otherwise.

APPENDIX I

CONSOLIDATED STATEMENTS OF OPERATIONS
In 000's except per unit data

	Three Months Ended
	September 30,
	2008	2007
	(unaudited)

Revenues	$1,795,293	$414,513
Expenses	2,297,080	504,735
	(501,787)	(90,222)

Income tax expense	(32,553)	(9,952)
Non-controlling interests in loss	559,062	106,957

Income from continuing operations	24,722	6,783
(Loss) income from discontinued operations	(1,386)	17,157

Net earnings	$23,336	$23,940

Net (loss) earnings attributable to:

Limited partners	$22,872	$34,783
General partner	464	(10,843)
	$23,336	$23,940
Net (loss) earnings per LP unit:

Basic and diluted earnings (loss):
Income from continuing operations	$0.34	$0.27
(Loss) income from discontinued operations	(0.02)	0.25

Basic and diluted earnings per LP unit	$0.32	$0.52

Weighted-average units
outstanding	70,490	66,830

APPENDIX II

CONSOLIDATED STATEMENTS OF OPERATIONS
In 000's except per unit data

	Nine Months Ended
	September 30,
	2008	2007
	(unaudited)

Revenues	$4,790,631	$2,152,024
Expenses	5,909,960	1,530,896
	(1,119,329)	621,128

Income tax expense	(108,602)	(13,807)
Non-controlling interests in loss (income)	1,157,573	(373,598)

(Loss) income from continuing operations	(70,358)	233,723
Income from discontinued operations	485,926	75,886

Net earnings	$415,568	$309,609

Net earnings attributable to:

Limited partners	$411,255	$104,429
General partner	4,313	205,180
	$415,568	$309,609
Net earnings (loss) per LP unit:

Basic and diluted earnings (loss):
(Loss) income from continuing operations	$(1.27)	$0.47
Income from discontinued operations	7.10	1.17

Basic and diluted earnings per LP unit	$5.83	$1.64

Weighted-average units
outstanding	70,490	63,533

APPENDIX III
CONSOLIDATED BALANCE SHEETS
The following table presents Icahn Enterprises L.P.'s consolidated summary balance sheet data
(in 000's)

	September 30,	December 31,
	2008	2007
	(unaudited)
ASSETS
Investment Management:
Cash and cash equivalents	$8,457	$26,027
Cash held at consolidated affiliated partnerships and restricted cash	2,939,909	1,104,748
Securities owned, at fair value	5,930,257	5,920,209
Other assets	811,643	998,903
	9,690,266	8,049,887
Automotive:
Cash and cash equivalents	781,547	-
Inventories, net	1,033,968	-
Property, plant and equipment, net	2,014,884	-
Goodwill and Other Assets	4,072,681	-
	7,903,080	-
Metals, Real Estate and Home Fashion:
Cash and cash equivalents	264,747	328,099
Other Assets	1,566,807	1,129,100
	1,831,554	1,457,199
Holding Company:
Cash and cash equivalents	1,531,474	1,758,706
Other Assets	416,286	1,167,854
	1,947,760	2,926,560

Total Assets	$21,372,660	$12,433,646

LIABILITIES AND PARTNERS' EQUITY
Investment Management:
Accounts payable, accrued expenses and other liabilities	$595,279	$467,581
Securities sold, not yet purchased, at fair value	1,038,768	206,128
Due to broker	1,606,667	-
	3,240,714	673,709
Automotive:
Accounts payable, accrued expenses, and other liabilities	1,860,541
Debt	2,907,721
Postemployment benefit liability	980,777
	5,749,039	-
Metals, Real Estate and Home Fashion:
Accounts payable, accrued expenses, and other liabilities	195,584	188,974
Debt	88,303	116,496
	283,887	305,470
Holding Company:
Accounts payable, accrued expenses, and other liabilities	176,055	358,381
Debt	1,926,183	1,924,957
Preferred Limited Partnership units	128,153	123,538
	2,230,391	2,406,876
Total Liabilities	11,504,031	3,386,055

Non-controlling interests	7,019,616	6,734,563
Partners' equity	2,849,013	2,313,028

Total Liabilities and Partners' Equity	$21,372,660	$12,433,646